Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REGAL-BELOIT CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	39-0875718
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 State Street

Beloit, Wisconsin 53511-6254

(608) 364-8800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter C. Underwood, Esq.

Vice President, General Counsel and Secretary

Regal-Beloit Corporation

200 State Street

Beloit, Wisconsin 53511-6254

(608) 364-8800

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with a copy to: Benjamin F. Garmer, III, Esq. Jay O. Rothman, Esq. Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202-5306 (414) 271-2400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share / unit	Proposed maximum offering price	Amount of registration fee
Primary Offering: Debt Securities; Common Stock, $.01 par value; Warrants; Stock Purchase Contracts; Stock Purchase Units	(1)	(1)	(1)	$0(1)
Secondary Offering: Common Stock, $.01 par value	2,834,026(2)	$54.50(3)	$154,454,417(3)	$17,700.48

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee for these securities. This registration statement also covers delayed delivery contracts that may be issued by the Registrant under which the party purchasing such contracts may be required to purchase debt securities or common stock. Such contracts may be issued together with the specific securities to which they relate. In addition, securities registered hereunder may be sold either separately or as units comprised of more than one type of security registered hereunder.
(2)	Up to 2,834,026 shares of our common stock may be sold from time to time pursuant to this registration statement by the selling shareholder named in the prospectus that forms a part of this Registration Statement. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically increase to cover the additional shares in accordance with Rule 416 under the Securities Act of 1933.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 with respect to common stock to be sold by a selling shareholder, based on the average of the high and low prices of our common stock as reported on the New York Stock Exchange on November 7, 2011.

Prospectus

Debt Securities

Common Stock

Warrants

Stock Purchase Contracts

Stock Purchase Units

We may offer and sell from time to time our securities in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings. The selling shareholder named in this prospectus may offer and sell up to 2,834,026 shares of our common stock under this prospectus at prices and on terms to be determined at or prior to the time of sale. Additionally, other selling shareholders to be named in a prospectus supplement may offer and sell from time to time shares of our common stock in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling shareholders.

This prospectus describes the general manner in which our securities may be offered using this prospectus. We will provide specific terms of the securities, including the offering prices, in one or more supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.

We may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our common stock is traded on the New York Stock Exchange under the symbol “RBC.”

Investment in our securities involves risks. See “Risk Factors” in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and in any applicable prospectus supplement and/or other offering material for a discussion of certain factors which should be considered in an investment of the securities which may be offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 10, 2011.

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, in this prospectus, “Regal-Beloit,” “company,” “we,” “us,” “our” and “ours” refer collectively to Regal-Beloit Corporation and its subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer and the shares of our common stock that selling shareholders may offer, including the selling shareholder named in this prospectus which may offer from time to time in one or more offerings up to an aggregate of 2,834,026 shares of our common stock. The selling shareholder named in this prospectus may sell none, some or all of the shares of common stock offered by it under this prospectus.

Each time we offer securities, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. The prospectus supplement and/or other offering material may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any other offering material together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any other offering material, or the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY STATEMENT

This prospectus, any supplement to this prospectus and/or any other offering material, and the information incorporated by reference in this prospectus or any prospectus supplement and any other offering material, may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management’s judgment regarding future events. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “plan,” “expect,” “anticipate,” “estimate,” “believe,” or “continue” or the negative of these terms or other similar words. Actual results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors, including:

•	actions taken by our competitors and our ability to effectively compete in the increasingly competitive global electric motor, power generation and mechanical motion control industries;

•	our ability to develop new products based on technological innovation and the marketplace acceptance of new and existing products;

•	fluctuations in commodity prices and raw material costs;

•	our dependence on significant customers;

•	issues and costs arising from the integration of acquired companies and businesses, including the timing and impact of purchase accounting adjustments;

•	our dependence on key suppliers and the potential effects of supply disruptions;

•	infringement of our intellectual property by third parties, challenges to our intellectual property, and claims of infringement by us of third party technologies;

•	increases in our overall debt levels as a result of acquisitions or otherwise and our ability to repay principal and interest on our outstanding debt;

•	product liability and other litigation, or the failure of our products to perform as anticipated, particularly in high volume applications;

•	unanticipated costs or expenses that could be incurred relating to product warranty matters;

•

economic changes in global markets where we do business, such as reduced demand for the products we sell, currency exchange rates, inflation rates, interest rates, recession, foreign government policies and other external factors that we cannot control;

•	unanticipated liabilities of acquired businesses;

•	cyclical downturns affecting the global market for capital goods;

•	difficulties associated with managing foreign operations; and

•

other risks and uncertainties including but not limited to those described in Item 1A — Risk Factors of our Annual Report on Form 10-K filed on March 2, 2011 and from time to time in our other reports filed with the SEC.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. The forward-looking statements included in this prospectus, any supplement to this prospectus and any other offering material are made only as of their respective dates, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.

REGAL-BELOIT CORPORATION

We are a global manufacturer of electric motors and controls, electric generators and controls, and mechanical motion control products. Many of our products feature energy efficiency technology, and electronics. Our energy efficiency product portfolio offers lower operating costs to our customers and a significant marketing benefit to our original equipment manufacturer customers. Our electrical products primarily include AC and DC commercial and industrial electric motors and controls, motors used in heating, ventilation, and air conditioning and commercial refrigeration applications, electric generators and controls, and capacitors. Our mechanical products include primarily gears and gearboxes, marine transmissions, high-performance automotive transmissions, manual valve actuators, and electrical connectivity devices.

We are a Wisconsin corporation and our principal executive offices are located at 200 State Street, Beloit, Wisconsin 53511. Our telephone number is (608) 364-8800.

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sales of the securities as set forth in the applicable prospectus supplement and/or other offering material. We will not receive any of the proceeds from the sale of shares of common stock by the selling shareholder named in this prospectus.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table presents our ratios of consolidated earnings to fixed charges for the periods presented.

	Nine Months Ended October 1, 2011	Fiscal Year
		2010	2009	2008	2007	2006
Ratio of consolidated earnings to fixed charges (1)	7.4x	9.4x	5.7x	6.3x	6.8x	7.4x

(1)	For purposes of calculating the ratios of consolidated earnings to fixed charges, earnings before taxes, minority interests and fixed charges are divided by fixed charges. “Fixed charges” represent interest and the estimated interest component of rent expense.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities separately, upon exercise of a debt warrant, in connection with a stock purchase contract or as part of a stock purchase unit from time to time in the form of one or more series of debt securities. We will set forth in the applicable prospectus supplement a description of the debt securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement and/or other offering material relating to such offering.

DESCRIPTION OF CAPITAL STOCK

The following description is a summary of elements of our capital stock and is subject to and qualified in its entirety by reference to the more complete descriptions set forth in our articles of incorporation and our bylaws, which are incorporated by reference into this prospectus.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $.01 par value. Our common stock is entitled to such dividends as may be declared from time to time by our board of directors in accordance with applicable law. Our ability to pay dividends is dependent upon a number of factors, including our future earnings, capital requirements, general financial condition, general business conditions and other factors.

Only the holders of our common stock will be entitled to vote for the election of members to our board of directors and on all other matters. Holders of our common stock are entitled to one vote per share of common stock held by them on all matters properly submitted to a vote of shareholders, subject to Section 180.1150 of the Wisconsin Business Corporation Law. See “— Statutory Provisions.” Shareholders have no cumulative voting rights, which means that the holders of shares entitled to exercise more than 50% of the voting power are able to elect all of the directors to be elected. The affirmative vote of the majority of the shares of our common stock represented and voted is required for the election of directors. Our board of directors is divided into three classes, with staggered terms of three years each.

All shares of common stock are entitled to participate equally in distributions in liquidation. Holders of common stock have no preemptive rights to subscribe for or purchase our shares. There are no conversion rights, sinking fund or redemption provisions applicable to our common stock. We do not have the authority to issue any shares of preferred stock.

The transfer agent for our common stock is Computershare Investor Services.

Certain Anti-Takeover Provisions

Under our articles of incorporation, our board of directors is divided into three classes of directors serving staggered terms of three years each. Each class is to be as nearly equal in number as possible, with one class being elected each year. Our articles of incorporation also provide that:

•	directors may be removed from office only for cause and only with the affirmative vote of a majority of the votes entitled to be cast at an election of directors;

•

any vacancy on the board of directors or any newly created directorship may be filled by the affirmative vote of a majority of the directors then in office, even if such majority is less than a quorum; and

•

our shareholders have no cumulative voting rights, which means that the holders of shares of our common stock entitled to exercise more than 50% of the voting power are able to elect all of the directors to be elected.

Statutory Provisions

Section 180.1150 of the Wisconsin Business Corporation Law provides that the voting power of shares of public Wisconsin corporations such as us held by any person or persons acting as a group in excess of 20% of our voting power is limited to 10% of the full voting power of those shares, unless full voting power of those shares has been restored pursuant to a vote of shareholders. Sections 180.1140 to 180.1144 of the Wisconsin Business Corporation Law contain some limitations and special voting provisions applicable to specified business combinations involving Wisconsin corporations such as us and a significant shareholder, unless the board of directors of the corporation approves the business combination or the shareholder’s acquisition of shares before these shares are acquired. Similarly, Sections 180.1130 to 180.1133 of the Wisconsin Business Corporation Law contain special voting provisions applicable to some business combinations involving public Wisconsin corporations, unless specified minimum price and procedural requirements are met. Following commencement of a takeover offer, Section 180.1134 of the Wisconsin Business Corporation Law imposes special voting requirements on share repurchases effected at a premium to the market and on asset sales by the corporation, unless, as it relates to the potential sale of assets, the corporation has at least three independent directors and a majority of the independent directors vote not to have the provision apply to the corporation.

Registration Rights

In connection with our acquisition of the Electrical Products Company business from A. O. Smith Corporation (“A. O. Smith”), we and A. O. Smith entered into a shareholder agreement pursuant to which we agreed to file a shelf registration statement for the resale of the shares of our common stock issued to A. O. Smith in the acquisition, which obligation we have satisfied with the filing of this registration statement, and to keep such resale registration statement effective for a period of three years (or, if earlier, until A. O. Smith no longer owns any shares). In return, A. O. Smith agreed that its sales of our shares of common stock under the resale registration statement will not exceed the volume limitations under Rule 144 of the Securities Act of 1933 and that it will not sell such shares to certain persons. The shareholder agreement also provides A. O. Smith with one demand registration right and unlimited piggy-back registration rights.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock or other securities. Warrants may be issued independently or together with debt securities or common stock offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

•

the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•

the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•

the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	U.S. federal income tax consequences applicable to such warrants;

•	the amount of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement and/or other offering material.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable Indenture, or to receive payments of dividends, if any, on the common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement and/or other offering material relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other information we think is important about the stock purchase contracts or the stock purchase units.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933, which we refer to as the “Securities Act,” with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	our Annual Report on Form 10-K for the year ended January 1, 2011;

•	our Quarterly Reports on Form 10-Q for the quarters ended April 2, 2011, July 2, 2011 and October 1, 2011;

•

our Current Reports on Form 8-K dated February 4, 2011, April 21, 2011, May 2, 2011 (as amended by our Current Report on Form 8-K/A filed on August 3, 2011), June 30, 2011, July 14, 2011, August 16, 2011 and August 22, 2011 (as amended by our Current Report on Form 8-K/A filed on November 4, 2011); and

•	the description of our common stock contained in our Registration Statement on Form 8-A/A, filed February 12, 2010, and any amendment or report updating that description.

Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:

Corporate Secretary

Regal-Beloit Corporation

200 State Street

Beloit, WI 53511

(608) 364-8800

You can also find these filings on our website at www.regal-beloit.com. We are not incorporating the information on our website other than these filings into this prospectus.

SELLING SHAREHOLDER

A. O. Smith and its successors or permitted transferees may from time to time offer and sell up to an aggregate of 2,834,026 shares of our common stock pursuant to this prospectus and any applicable prospectus supplement.

The table below sets forth the number of shares beneficially owned by A. O. Smith as of November 10, 2011. A. O. Smith has not committed to sell any shares under this prospectus. No estimate can be given as to the amount of our common stock that will be beneficially owned after the completion of this offering because A. O. Smith may offer none, some or all of the shares of our common stock beneficially owned by A. O. Smith. The shares offered by this prospectus may be offered at any time and from time to time by A. O. Smith. We have agreed to pay all expenses incurred with respect to the registration of the shares of common stock owned by A. O. Smith, other than underwriting fees, discounts or commissions, which will be borne by A. O. Smith.

Name of Selling Shareholder	Number of Shares Beneficially Owned	Percentage of Outstanding Shares	Number of Shares Offered
A. O. Smith Corporation 11270 West Park Place Milwaukee, Wisconsin 53224-9508	2,834,026	6.8%	2,834,026

On August 22, 2011, we acquired the Electrical Products Company business from A. O. Smith for approximately $749 million in cash and 2,834,026 shares of our common stock. In connection with such acquisition, we and A. O. Smith entered into a shareholder agreement pursuant to which we agreed to file a shelf registration statement for the resale of the shares of our common stock issued to A. O. Smith in the acquisition, which obligation we have satisfied with the filing of this registration statement, and to keep such resale registration statement effective for a period of three years (or, if earlier, until A. O. Smith no longer owns any shares). In return, A. O. Smith agreed that its sales of our shares of common stock under the resale registration statement will not exceed the volume limitations under Rule 144 of the Securities Act of 1933 and that it will not sell such shares to certain persons. The shareholder agreement also provides A. O. Smith with one demand registration right and unlimited piggy-back registration rights.

Also in connection with the acquisition, we and A. O. Smith entered into several transitional service, license and other commercial agreements for various periods of time that relate to the Electrical Products Company business we acquired.

OTHER SELLING SHAREHOLDERS

We may register shares of common stock covered by this prospectus for re-offers and resales by any other selling shareholders to be named in a prospectus supplement (such other selling shareholders are referred to as the “other selling shareholders,” and with A. O. Smith are collectively referred to as “any selling shareholder” or the “selling shareholders”). Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act we may add secondary sales of shares of our common stock by any other selling shareholders by filing a prospectus supplement with the SEC. We may register these shares to permit other selling shareholders to resell their shares when they deem appropriate. Other selling shareholders may resell all, a portion or none of such other selling shareholder’s shares at any time and from time to time. Other selling shareholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the other selling shareholders may offer shares for sale under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the other selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by such other selling shareholders. We will provide you with a prospectus supplement naming the other selling shareholders, the amount of shares to be registered and sold and any other terms of the shares of common stock being sold by each other selling shareholder.

PLAN OF DISTRIBUTION

We may sell our securities, and any selling shareholder may sell shares of our common stock, in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us or any selling shareholders to purchasers, including through a specific bidding, auction or other process; or (v) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering material will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any selling shareholders, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. Additionally, because selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, selling shareholders may be subject to the prospectus delivery requirements of the Securities Act.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or any selling shareholder or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and that the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities, and any selling shareholder will sell shares of our common stock to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. In addition, any selling shareholder may sell shares of our common stock in ordinary brokerage transactions or in transactions in which a broker solicits purchases.

Offers to purchase securities may be solicited directly by us or any selling shareholder and the sale thereof may be made by us or any selling shareholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Any selling shareholders may also resell all or a portion of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of that rule, Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part.

If so indicated in the applicable prospectus supplement and/or other offering material, we or any selling shareholder may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us or any selling shareholder at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

Agents, underwriters and dealers may be entitled under relevant agreements with us or any selling shareholder to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by any selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders.

We or any selling shareholder may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We or any selling shareholder may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, or exchangeable for or representing beneficial interests in such securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions, or securities pledged by us or any selling shareholder or borrowed from us, any selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareholder in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Additionally, any selling shareholder may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with such selling shareholder. Any selling shareholder also may sell shares short and redeliver shares to close out such short positions. Any selling shareholder may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. Any selling shareholder also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares to investors in our securities or the selling shareholder’s securities or in connection with the offering of other securities not covered by this prospectus.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or any selling shareholder. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers engaged by us or any selling shareholder may arrange for other broker-dealers to participate in the resales.

Each series of securities will be a new issue and, other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for us or any selling shareholder and our respective subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP. The validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance of any securities. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be subject to other conditions and assumptions, as indicated in the prospectus supplement.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K and the effectiveness of the Regal Beloit Corporation and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined financial statements of the A. O. Smith Electrical Products Company (carved-out operation of A. O. Smith Corporation) as of and for the year ended December 31, 2010, which are incorporated in this prospectus by reference to the Current Report on Form 8-K dated August 25, 2011 (as amended by Form 8-K/A on November 4, 2011), have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein, and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The aggregate estimated expenses, other than underwriting discounts and commissions, in connection with the sale of the securities being registered hereby are currently anticipated to be as follows (all amounts are estimated). All expenses of the offering will be paid by Regal-Beloit Corporation (the “Company”).

	Amount
Securities and Exchange Commission registration fee	$17,700	(1)
Printing expenses		(2)
Legal fees and expenses		(2)
Accounting fees and expenses		(2)
Miscellaneous (including any applicable listing fees, rating agency fees, trustee and transfer agent’s fees and expenses)		(2)

Total		$(2)

(1)	Amount based on 2,834,026 shares of our common stock registered for sale by the selling shareholder named in the prospectus that forms a part of this Registration Statement. Amounts for other registered securities deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.
(2)	Other than the 2,834,026 shares of our common stock registered for sale by the selling shareholder named in the prospectus that forms a part of this Registration Statement, the amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Article IX of the Company’s Amended and Restated Bylaws, requires that the Company shall, to the fullest extent permitted or required by Sections 180.0850 to 180.0859, inclusive, of the Wisconsin Business Corporation Law, including any amendments thereto (but in the case of any such amendment, only to the extent such amendment permits or requires the corporation to provide broader indemnification rights than prior to such amendment), indemnify its Directors and Officers against any and all liabilities, and pay or reimburse any and all properly documented reasonable expenses, incurred thereby in any proceedings to which any such Director or Officer is a party because he or she is or was a Director or Officer of the Company. The Company shall also indemnify an employee who is not a Director or Officer, to the extent that the employee has been successful on the merits or otherwise in defense of a proceeding, for all expenses incurred in the proceeding if the employee was a party because he or she is or was an employee of the Company. The rights to indemnification granted under the Bylaws shall not be deemed exclusive of any other rights to indemnification against liabilities or the allowance of expenses which a Director, Officer or employee (or such other person) may be entitled under any written agreement, Board resolution, vote of shareholders of the Company, the Wisconsin Business Corporation Law or otherwise. The Company may, but shall not be required to, supplement the foregoing rights to indemnification against liabilities and allowance of expenses under this paragraph by the purchase of insurance on behalf of any one or more of such Directors, Officers or employees, whether or not the Company would be required or permitted to indemnify or allow expenses to such Director, Officer or employee. All capitalized terms used in this paragraph and not otherwise defined herein shall have the meaning set forth in Section 180.0850 of the Wisconsin Business Corporation Law.

The Company maintains a liability insurance policy for its Directors and Officers as permitted by Wisconsin law, which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

The general effect of the foregoing provisions may be to reduce the circumstances in which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

Item 16.	Exhibits and Financial Statement Schedules.

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission (“Commission”) by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the issue has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beloit, State of Wisconsin, on this 10th day of November, 2011.

REGAL-BELOIT CORPORATION

By:	/s/ Mark J. Gliebe
Mark J. Gliebe
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on or before November 10, 2011 in the capacities indicated. Each person whose signature appears below constitutes and appoints Charles A. Hinrichs and Peter C. Underwood, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Mark J. Gliebe Mark J. Gliebe	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Charles A. Hinrichs Charles A. Hinrichs	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Peter J. Rowley Peter J. Rowley	Vice President and Corporate Controller (Principal Accounting Officer)

/s/ Henry Knueppel Henry Knueppel	Chairman of the Board

/s/ Stephen M. Burt Stephen M. Burt	Director

/s/ Christopher L. Doerr Christopher L. Doerr	Director

/s/ Thomas J. Fischer Thomas J. Fischer	Director

/s/ Dean A. Foate Dean A. Foate	Director

S-1

Signature	Title

/s/ Rakesh Sachdev Rakesh Sachdev	Director

/s/ Carol N. Skornicka Carol N. Skornicka	Director

/s/ Curtis W. Stoelting Curtis W. Stoelting	Director

S-2

EXHIBIT INDEX

Exhibit Number	Document Description
(1)	Form of Underwriting Agreement.*

(4.1)	Articles of Incorporation of Regal-Beloit Corporation, as amended through April 20, 2007. [Incorporated by reference to Exhibit 3.1 to Regal-Beloit Corporation’s Current Report on Form 8-K dated April 20, 2007 (File No. 001-07283)]

(4.2)	Amended and Restated Bylaws of Regal-Beloit Corporation. [Incorporated by reference to Exhibit 3.2 to Regal-Beloit Corporation’s Current Report on Form 8-K dated April 20, 2007 (File No. 001-07283)]

(4.3)	Form of Indenture.

(4.4)	Form of Senior Debt Securities.*

(4.5)	Form of Warrant.*

(4.6)	Form of Warrant Agreement.*

(4.7)	Form of Stock Purchase Contract.*

(4.8)	Shareholder Agreement, dated as of August 22, 2011, by and between Regal Beloit Corporation and A. O. Smith Corporation. [Incorporated by reference to Exhibit 10.1 to Regal-Beloit Corporation’s Current Report on Form 8-K dated August 22, 2011 (File No. 001-07283)]

Pursuant to Item 601(b)(4)(iii) of Regulation S-K, the Company agrees to furnish to the Securities and Exchange Commission, upon request, any instrument defining the rights of holders of long-term debt that is not filed as an exhibit to this Registration Statement.

(5)	Opinion of Foley & Lardner LLP (including consent of counsel).

(12)	Computation of Ratio of Earnings to Fixed Charges. [Incorporated by reference to Exhibit 12 to Regal-Beloit Corporation’s Quarterly Report on Form 10-Q for the quarter ended October 1, 2011 (File No. 001-07283)]

(23.1)	Consent of Foley & Lardner LLP (filed as part of Exhibit (5)).

(23.2)	Consent of Deloitte & Touche LLP.

(23.3)	Consent of Ernst & Young LLP.

(24)	Powers of Attorney (included on the signature page to this Registration Statement).

(25)	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939.**

*	To be filed by amendment or under subsequent Current Report on Form 8-K.

**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.